STEVEN MADDEN, LTD. STATEMENT REGARDING C.E.O.

LONG ISLAND CITY, N.Y., June 20 /PRNewswire/ -- Steven Madden Ltd. (Nasdaq: SHOO
- news) issued the following statement regarding the federal charges filed against its Chairman and C.E.O., Steve Madden.

Unfortunately, the Company has not yet seen the charges brought against its Chairman and Chief Executive Officer. The Company has been assured by Mr. Madden's personal attorney that Steve Madden denies any improper conduct and will vigorously defend himself against any and all charges.

The Company's management and Board of Directors are closely monitoring the situation. The Company's business remains strong and it plans to continue to execute its long-term strategies. Steven Madden Ltd. designs and markets fashion-forward footwear for women, girls and "tween" consumers. The shoes are sold through Steve Madden Retail Stores, Department Stores, Apparel and Footwear Specialty Stores, and on-line @ www.stevemadden.com and @ www.stevies.com. The Company has several licenses - including leather sportswear, outerwear, eyewear, hosiery, jewelry, belts, fashion accessories, and handbags - owns and operates a retail store under its David Aaron brand, and is the licensee for l.e.i. Footwear and Jordache Footwear.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission